                                                                      EXHIBIT 12

                      COLUMBIA/HCA HEALTHCARE CORPORATION
         SUPPLEMENTAL COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                  YEARS ENDED DECEMBER 31,
                                             ----------------------------------
                                              1994   1993   1992   1991   1990
                                             ------ ------ ------ ------ ------
Earnings:
  Income from continuing operations before
   minority interests and income taxes...... $1,580 $1,230 $  652 $  400 $  608
  Fixed charges, exclusive of capitalized
   interest.................................    491    497    584    817    904
                                             ------ ------ ------ ------ ------
                                             $2,071 $1,727 $1,236 $1,217 $1,512
                                             ====== ====== ====== ====== ======
Fixed charges:
  Interest charged to expense............... $  387 $  415 $  506 $  748 $  852
  One-third of rent expense and amortization
   of deferred loan costs (a)...............    104     82     78     69     52
                                             ------ ------ ------ ------ ------
  Fixed charges, exclusive of capitalized
   interest.................................    491    497    584    817    904
  Capitalized interest......................     15     22     18     12     11
                                             ------ ------ ------ ------ ------
                                             $  506 $  519 $  602 $  829 $  915
                                             ====== ====== ====== ====== ======
Ratio of earnings to fixed charges..........   4.09   3.33   2.05   1.47   1.65
                                             ====== ====== ====== ====== ======

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(a) One-third of rent expense is considered representative of the underlying interest.